UNITED STATES
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ADAMIS PHARMACEUTICALS CORPORATION

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ADAMIS PHARMACEUTICALS PROVIDES UPDATE ON ANNUAL MEETING OF STOCKHOLDERS

San Diego, California – August 21, 2020 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced that its 2020 Annual Meeting of Stockholders (“Annual Meeting”), convened on Thursday, August 20, 2020, has been adjourned and will resume on September 3, 2020 at 10:00 a.m. Pacific Time, to permit additional time for solicitation of proxies with respect to two of the proposals described in the company’s notice of meeting and definitive proxy statement filed with the Securities and Exchange Commission on July 11, 2020 and any supplements thereto, to approve an amendment to the company’s restated certificate of incorporation to increase the number of authorized shares of common stock, and to approve an amendment to the company’s restated certificate of incorporation to implement a reverse stock split of the outstanding common stock, if the board of directors in its discretion determines to implement a reverse stock split, as described in the proxy statement. The adjourned meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADMP2020.  To participate in the virtual meeting, stockholders will need the control number found on their proxy card or in the instructions that accompanied their proxy materials. Only stockholders of record on the record date of June 23, 2020, are entitled to vote. Prior to adjournment the director nominees proposed for election in the company’s definitive proxy statement were elected and the other proposals described in the notice of meeting and proxy statement, other than the two proposals described above, were voted on.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, respiratory and inflammatory disease. The company’s SYMJEPI (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis’ naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose is currently under FDA review. Adamis is developing additional products, including treatments for acute respiratory diseases, such as COVID-19, influenza, asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use by hospitals, clinics, surgery centers, and vet clinics throughout most of the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, any forward-looking statements in this press release speak only as the date of this press release, and Adamis expressly disclaims any obligation to update any forward-looking statements.

Important Information

In connection with the solicitation of proxies, on July 10, 2020, Adamis Pharmaceuticals Corporation filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2020 annual meeitng of stockholders, and filed a Supplement No. 1 to the Proxy Statement with the SEC on August 7, 2020. The company’s stockholders are strongly advised to read the definitive proxy materials, as supplemented, and any other relevant solicitation materials filed by the company with the SEC before making any voting or investment decision because these documents contain important information. The company’s proxy statement and any other materials filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov.  The company’s proxy statement, notice of annual meeting, and annual report to shareholders are available free of charge on our website at http://www.adamispharmaceuticals.com. The contents of the website referenced above are not deemed to be incorporated by reference into the proxy statement.

Contacts:

Mark Flather

Senior Director, Investor Relations

& Corporate Communications

Adamis Pharmaceuticals Corporation

(858) 412-7951

mflather@adamispharma.com